UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2015

AMERICAN PATRIOT FINANCIAL GROUP, INC.
(Exact name of registrant as specified in charter)

Tennessee	000-50771	20-0307691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3095 East Andrew Johnson Highway, Greeneville, Tennessee		37745
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (423) 636-1555

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On April 30, 2015, American Patriot Bank, the Tennessee state-chartered bank subsidiary of American Patriot Financial Group, Inc. (the “Company”) issued 120 shares of Fixed Rate Noncumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”) for a cash purchase price of $120,000 to Complete Financial Solutions, Inc. (“CFSI”) The sale of the Series A Preferred Stock on April 30, 2015 was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 3(a)(2) of the Securities Act. The rights and preferences of the Series A Preferred Stock issued on April 30, 2015 are described under Item 1.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2015 (the “Earlier Form 8-K”), which description is incorporated by reference herein. Following payment of the purchase price for the shares of Series A Preferred Stock by CFSI, the promissory note from CFSI in favor of the Bank in a principal amount of $120,000 as described in the Earlier Form 8-K was cancelled.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN PATRIOT FINANCIAL GROUP, INC.

By:	/s/ James Randall Hall
Name:	James Randall Hall
Title:	Chief Executive Officer

Date: May 6, 2015